UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 15, 2026.

THE SECURITIES REPRESENTED HEREBY AND, IF APPLICABLE, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND ANY WARRANT MAY BE EXERCISED, ONLY (A) TO THE ISSUER; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF PARAGRAPH (C) OR (D), THE HOLDER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR SUCH OTHER EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE ISSUED, UNLESS THE EXERCISE AND ISSUANCE ARE REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

WARRANT TO PURCHASE COMMON SHARES

OF

ALASKA SILVER CORP.
(the "Company")

(Organized under the laws of the Province of British Columbia)

Warrant Certificate No: WA-2026-08-[Cert. No.]

Issue Date: August 14, 2026

THIS IS TO CERTIFY THAT, for value received, [Name] of [Address], the holder of this Warrant, is entitled to purchase:

[NUMBER]

non-assessable common shares of the Company as such common shares were constituted on the Issue Date at any time up to 4:30 p.m. local time at the City of Vancouver, British Columbia at and for a price of C$0.75 per common share, of lawful money of Canada, up to and including August 14, 2029 (the "Expiry Date") upon and subject to the terms and conditions attached hereto.

This Warrant and the common shares to be issued upon its exercise have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States.  This Warrant may not be exercised unless (i) the common shares are registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available.

ALASKA SILVER CORP.

Per: ________________________________________
Director/Officer

NOTE: Any share certificates issued upon exercise of this Warrant prior to the expiry of the hold periods will be printed with the corresponding legends. This Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

TERMS, CONDITIONS AND INSTRUCTIONS

1. The holder of this Warrant may subscribe for up to the number of common shares ("Warrant Shares") of the Company indicated on the face hereof in accordance with and subject to the terms and conditions set out in this Warrant.

2. For each Warrant Share purchased pursuant to this Warrant, payment must be made in the amount of C$0.75 per Warrant Share (the "Exercise Price").  All payments must be made in Canadian funds, in cash or by certified cheque, bank draft or money order payable, at par, in Vancouver, British Columbia, made payable to the Company's name set out on the face hereof or, if such name is changed after the Issue Date, the Company's then current name.  If payment is made by way of an uncertified cheque, the Company reserves the right to deem that the payment has not been received until the cheque has cleared the account upon which it has been drawn.

3. To exercise the rights evidenced by this Warrant, this Warrant with the Warrant Exercise Form attached as Appendix 1 hereto (the "Warrant Exercise Form") completed and payment as required for the Warrant Shares subscribed for, must be delivered or mailed to the head office of the Company at 3573 East Sunrise Drive, Suite 233, Tucson, AZ 85718 USA, or, if such address is changed after the Issue Date, the then current head office address of the Company, and received by the Company.

4. The rights evidenced by this Warrant expire at 4:30 p.m. local time in Vancouver, British Columbia on the Expiry Date. If this Warrant is not exercised on or before its expiry, the Warrant shall be void and all rights evidenced thereby shall forthwith cease to represent a right or claim of any nature.

5. Any certificate representing Warrant Shares issued upon the exercise of this Warrant prior to the date that is four months and one day after the Issue Date will bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 15, 2026.

6. The rights evidenced by this Warrant may not be transferred or assigned by the holder.

7. This Warrant may not be exercised unless the Warrant Shares are registered under the U.S. Securities Act and the applicable securities laws of any state of the United States or an exemption is available from the registration requirements of such laws, and the holder has furnished an opinion of counsel of recognized standing, or other evidence contemplated in the Warrant Exercise Form, in each case in form and substance satisfactory to the Company to such effect.

8. Any certificate representing the Warrant Shares will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND ANY WARRANT MAY BE EXERCISED, ONLY (A) TO THE ISSUER; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF PARAGRAPH (C) OR (D), THE HOLDER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR SUCH OTHER EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

9. The rights to purchase Warrant Shares granted by this certificate may be exercised, subject to the terms and conditions hereof, in whole or in part (but not as to a fractional share) from time to time.

10. This Warrant does not entitle the holder to any rights as a shareholder of the Company, including, without limitation, voting rights.

11. If this Warrant or the purchase price are forwarded by mail, it is suggested that registered mail be used as the Company and the Company's registrar and transfer agent will not be responsible for any losses which occur through the use of mails.

12. The Company shall, no more than ten business days after delivery of this Warrant, together with a duly executed Warrant Exercise Form and payment as required for the Warrant Shares subscribed for, issue and deliver to the holder certificates for that number of Warrant Shares subscribed for, at the address shown on the Warrant Exercise Form.

13. The rights evidenced by this Warrant are to purchase common shares in the capital stock of the Company as they were constituted on the Issue Date.  If after such date and prior to the exercise of any of the rights evidenced by this Warrant, there shall be any change in the common shares of the Company whether by consolidation, sub-division, reclassification, payment of any stock dividends, or otherwise, then an appropriate adjustment shall be made in either or both of (i) the number of common shares issuable on exercise of the rights evidenced by this Warrant and (ii) the Exercise Price; and if the Company shall amalgamate with, consolidate with or merge with or into, or participate in a statutory arrangement or similar reorganization with another corporation or entity, any common shares of the Company issuable on exercise of the rights evidenced by this Warrant shall be converted into the securities, property, or cash which the holder would have received upon such amalgamation, consolidation, merger, arrangement or reorganization had the Warrant been exercised prior to such event becoming effective, subject to the approval of any stock exchange on which the Company's common shares are listed (if required).  Any adjustment contemplated herein shall be to the effect that the rights evidenced by this Warrant shall thereafter be as reasonably as possible equivalent to those originally granted hereby.  In accordance with this certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by any stock exchange on which the Company's common shares are listed.  If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the holder of this Warrant and shareholders of the Company.  The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

14. The Company will at all times until the expiry of this Warrant keep available, and reserve if necessary, out of its authorized common shares, solely for the purpose of issue upon the exercise of this Warrant, such number of Warrant Shares of the Company as shall then be issuable upon the exercise of this Warrant.  The Company covenants and agrees that all shares which shall be so issuable will, upon issuance, be issued as fully paid and non-assessable and free from all liens, charges and encumbrances.

15. The Company will maintain at its offices a register (the "Register") of the names and addresses of the registered holders of the share purchase warrants issued by the Company in the private placement under which this Warrant was issued, which Register will be updated to reflect exercises of the share purchase warrants.

16. Unless herein otherwise expressly provided, any notice (a "Notice") to be given hereunder to the holder of the Warrant shall be deemed to be validly given if the Notice is sent by first class mail, postage prepaid, addressed to the holder or delivered by hand at the address appearing on the Register and if, in the case of joint holders of the Warrant, more than one address appears on the Register in respect of that joint holding, the Notice shall be addressed or delivered, as the case may be, only to the first address, as the case may be, so appearing.  Any Notice so given shall be deemed to have been given on the day of delivery by hand or on the next business day if delivered by mail. If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any Notice to be given to the holder of the Warrant could reasonably be considered unlikely to reach its destination, the Notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circular of that newspaper, once in a daily newspaper in the English language of general circulation in Vancouver, British Columbia and Toronto, Ontario.  Any Notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).

17. This Warrant certificate is to be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18. This Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

19. A signed copy of this Warrant certificate transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally-executed copy of this Warrant certificate, provided that if this Warrant certificate bears an electronic signature as contemplated by paragraph 18 and the Company is delivering this Warrant certificate by electronic transmission pursuant to this paragraph 19, then the Company represents to the holder of this Warrant that the electronically transmitted Warrant certificate shall be the only executed copy to be issued by the Company.

APPENDIX 1 TO WARRANT CERTIFICATE

WARRANT EXERCISE FORM

The undersigned, holder of the within Warrant, hereby subscribes for _______________________ common shares of Alaska Silver Corp. (the "Company").  If the number of common shares purchased hereby does not exercise all of the rights evidenced by this Warrant, the holder requests issuance and delivery to it at the following address of a new Warrant evidencing the unused rights.

The undersigned directs that the common shares hereby subscribed for be issued and delivered to it as follows:

NAME	ADDRESS	NO. OF SHARES

As at the time of exercise hereunder, the undersigned represents, warrants and certifies as follows (check one):

☐ (A) the undersigned holder: (i) is the original purchaser of the Warrant, having purchased the Warrant pursuant to the Company's unit offering and delivered the Certification of Purchaser Under United States Law or the Qualified Institutional Buyer Letter attached to the subscription agreement in connection with such purchase; (ii) is exercising the Warrant for its own account or for the account of a Beneficial Purchaser named in the subscription agreement pursuant to which it purchased such units; and (iii) is, and any such Beneficial Purchaser is, an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") or, if the holder delivered a Qualified Institutional Buyer Letter pursuant to the subscription agreement, a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act that is also an accredited investor, in each case at the time of exercise of the Warrant. The undersigned holder hereby confirms the representations, warranties, and covenants made by it in such subscription agreement or Qualified Institutional Buyer Letter, as applicable, as though made on the date hereof in respect of the exercise of the Warrant

OR

☐ (B) the undersigned holder has delivered to the Company and the Company's transfer agent an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the common shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable securities laws of any state of the United States or an exemption from the registration requirements of the U.S. Securities Act is available.

Note:  Certificates representing common shares will not be registered or delivered unless box (A) or (B) immediately above is checked.  The common shares delivered will be "restricted securities" under the U.S. Securities Act, will be subject to transfer restrictions under the U.S. Securities Act and any applicable securities laws of any state of the United States and will bear a legend to such effect.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrant.

[signature page follows]

DATED the ___________ day of_______________________, 20____.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1. The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrant being exercised together with payment of the aggregate Exercise Price, by certified cheque, bank draft or money order payable to the order of the Company's name set out above or, if such name is changed after the Issue Date, the Company's then current name, to the head office of the Company, and such other documents as the Company may reasonably require, all in accordance with the Terms, Conditions and Instructions set out in the within Warrant.

2. If the Warrant Exercise Form indicates that common shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Warrant Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3. If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a Company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.